EXHIBIT 10.1

SECURED PROMISSORY NOTE

$5,000,000	March 14, 2006

FOR VALUE RECEIVED, the undersigned, EQUITEX, INC. a Delaware corporation (the “Maker”), hereby promises to pay to the order of FASTFUNDS FINANCIAL CORPORATION, a Nevada corporation or its assigns (the “Payee”), at such place as the Payee may designate in writing, the principal sum of Five Million Dollars ($5,000,000), under the terms set forth herein.

1. Interest. The unpaid principal balance hereof from time to time outstanding shall bear interest from the date hereof at the rate of 10% per annum.

2. Payment. Payments of principal and interest hereunder are payable as follows:

(a) Payments of accrued interest only are payable in arrears at each of three, six and nine months from the date hereof; and

(b) The unpaid principal balance hereof shall be due and payable, together with any unpaid interest, one year from the date hereof.

3. Security. The full and timely payment of this Note shall be secured by the Maker’s right, title and interest in the securities of Hydrogen Power, Inc. owned by the Maker.

4. Optional Prepayments. The Maker may prepay this Note, in whole or in part, without penalty by Maker at any time. Prepayments shall be applied first to accrued but unpaid interest and then to principal.

5. Default.

(a) The occurrence of any one or more of the following events shall constitute an event of default, upon which Payee may declare the entire principal amount of this Note, together with all accrued but unpaid interest, to be immediately due and payable in cash:

(i) The Maker shall fail to make any required payment of principal or interest when due, and such failure shall continue for 15 days after the due date thereof.

(ii) The Maker shall become insolvent, or if any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law shall be instituted by or against the Maker, which is not terminated within 90 days of the institution thereof.

(b) Without limiting the above, the Maker acknowledges that payments on the various scheduled due dates in Section 2 are of essence and that any failure to timely pay any installment of principal or interest (whether as permitted by cash, with stock or by a combination thereof and within any permitted grace period above) permits Payee during the existence of an event of default to declare this Note immediately due in cash in its entirety without any prior notice of any kind to Maker.

6. Restrictions on Transfer. The Payee of this Note, by acceptance hereof, agrees, represents and warrants that this Note is being acquired for investment purposes, that the Payee has no present intention to resell or otherwise dispose of all or any part of this Note and that the Payee will not offer, sell or otherwise dispose of all or any part of this Note except under circumstances which will not result in a violation of the Securities Act of 1933 or applicable state securities laws. The Maker may condition any transfer, sale, pledge, assignment or other disposition on the receipt, from the party to whom this Note is to be so transferred, of any representations, agreements and legal opinions reasonably requested by the Maker in order to permit such transfer, sale, pledge, assignment or other disposition to be made pursuant to exemptions from registration under federal and applicable state securities laws.

7. Applicable Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

8. Waivers. The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of payment and, except as otherwise provided herein, all other notices of any kind in connection with the enforcement of this Note.

9. No Setoffs. The Maker shall pay principal and interest under the Note without any deduction for any setoff or counterclaim.

10. Costs of Collection. If this Note is not paid when due, the Maker shall pay Payee’s reasonable costs of collection, including reasonable attorney’s fees.

[SIGNATURE PAGE FOLLOWS]

EQUITEX, INC.

By /s/ Henry Fong
Henry Fong
President

ACKNOWLEDGED:
FASTFUNDS FINANCIAL CORPORATION

By/s/ Michael S. Casazza
Michael S. Casazza
Chief Executive Officer

[SIGNATURE PAGE - SECURED PROMISSORY NOTE]